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                                                        EXHIBIT 2
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                     IDENTIFICATION AND CLASSIFICATION OF THE SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
                     --------------------------------------------------------------------------------

                          Citigroup Global Markets Inc. is a broker or dealer registered under
                                         Section 15 of the Act (15 U.S.C. 78o).

                          Smith Barney Fund Management LLC is an investment adviser
                              in accordance with Section 240.13d-1(b)(1)(ii)(E).

                         Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the Securities filed for in this Schedule 13G.


                    Date: February 4, 2005



                                         CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary



                                         CITIGROUP INC.


                                         By: /s/ Serena D. Moe
                                         -------------------------------------
                                         Name:  Serena D. Moe
                                         Title: Assistant Secretary

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